Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this Current Report on Form 8-K/A and the incorporation by reference in the Registration Statements on Form S-8 (No. 333-196497, No. 333-174315, No. 333-174314, No. 333-151059, No. 333-141056, No. 333-134202, No. 333-134201, No. 333-134199, and No. 333-123222), of Magellan Health, Inc. of our report dated June 20, 2014, with respect to the financial statements of CDMI, LLC as of and for the year ended December 31, 2013, appearing in this Form 8-K/A.

/s/ Mayer Hoffman McCann P.C.

Providence, Rhode Island
July 7, 2014